Exhibit 10.1
Enstar Group Limited
A.S. Cooper Building, 4th Floor, 26 Reid Street
Hamilton HM 11, Bermuda
November 19, 2024

Dominic Silvester
c/o Enstar Group Limited
A.S. Cooper Building, 4th Floor, 26 Reid Street
Hamilton HM 11, Bermuda

RE: Extension of Employment Term

Dear Dominic,

This letter will evidence the agreement of Enstar Group Limited (“Enstar”) and Enstar (EU) Limited to extend the term of your employment set forth in Section 2.1 of your Amended and Restated Employment Agreement dated July 1, 2022 (the “Employment Agreement”) until the earlier of (a) immediately following the closing of the planned merger between Enstar and Elk Merger Sub Limited pursuant to that certain Agreement and Plan of Merger dated as of July 29, 2024 (i.e., such that the “Term” (as defined in the Employment Agreement) will be in effect if and when the closing of such merger occurs as long as you are employed by Enstar at the closing of such merger) and (b) June 30, 2026. All other terms of your employment as set out in the Employment Agreement will remain unchanged.

Please indicate your acceptance of this extension of the term of your employment under the Employment Agreement by countersigning this letter below.

[signature page follows]

Sincerely yours,

Enstar Group Limited

/s/ Robert J. Campbell
By: Robert J. Campbell
Title: Chairman of the Board

Enstar (EU) Limited

/s/ Nick Crossley
By: Nick Crossley
Title: CEO Enstar (EU) Limited

Accepted and Agreed by:

/s/ Dominic Silvester
Dominic Silvester

Dated: November 19, 2024

cc:    B. Frederick Becker, Chair of the Human Resources and Compensation Committee
    Audrey B. Taranto, General Counsel

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